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                                                                  EXHIBIT 23.3

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Non-Officer Equity Incentive Plan of Terayon Communication Systems, Inc. of our report dated March 16, 1999 (except for
Note 1c, as to which the date is June 30, 1999), with respect to the financial statements of Telegate Ltd. included in Terayon Communication Systems, Inc.'s Current Report on Form 8-K dated November 22, 1999, filed with the Securities and Exchange Commission.

                                        /s/ Kost Forer and Gabbay
                                        Certified Public Accountants (Israel)
                                        A Member of Ernst & Young International

Tel-Aviv, Israel
December 22, 1999